UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2014

McGRAW HILL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File Number)	13-1026995 (I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of principal executive offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 18, 2014, McGraw Hill Financial, Inc. (the “Company”) is hosting an Investor Day at which it will provide investors with greater insight into its businesses, strategy and growth plans. In connection with Investor Day, the Company is announcing the establishment of three-year performance goals, the evaluation of strategic alternatives for McGraw Hill Construction, the targeting of at least $100 million in new productivity savings over three years, and the reaffirmation of its 2014 guidance.

Furnished herewith are: (a) the Company’s press release regarding Investor Day (Exhibit 99.1); (b) the supporting materials in connection with the management presentations to be given at Investor Day (Exhibit 99.2); and (c) the Company’s 2013 Annual Report to Shareholders (Exhibit 99.3).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	McGraw Hill Financial, Inc. Press Release, dated March 18, 2014

99.2	McGraw Hill Financial, Inc. – Investor Day Supporting Materials, dated March 18, 2014

99.3	McGraw Hill Financial, Inc. 2013 Annual Report to Shareholders

* * *

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

This current report on Form 8-K includes forward-looking statements relating to the Company’s businesses and prospects that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to provide management’s current expectations or plans for the Company’s future operating and financial performance and are based on assumptions management believes are reasonable at the time they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual outcomes and results could differ materially from what is expected or forecasted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2014

McGRAW HILL FINANCIAL, INC.

By:	/s/ Kenneth M. Vittor
Name: Title:	Kenneth M. Vittor Executive Vice President and General Counsel